Exhibit 10.10

2013 2U, Inc. Bonus Plan

We know that changing the world, pursuing excellence and working with a great community are what drive you, but a bonus can still be sweet! We tried to keep our methodology for this bonus plan as simple and transparent as possible, but with so many different programs and functions in the company, that wasn’t easy. So bear with us as we walk you through it.

First, we think you’re eligible to participate in the bonus plan.

We believe your current position and job duties make you eligible for our bonus plan. However, you will become ineligible if your work changes in a way that subjects it to Title IV regulation 34 CFR § 668.14(b)(22) (a/k/a the “Incentive Compensation Rule”).

Also, to receive your bonus (except as otherwise required by law), you must be actively employed on a continuous basis through the date on which the bonus is paid. Thus, if you are not employed with 2U, Inc. on the date the 2013 bonus is payable (prior to June 30, 2014), you will not be entitled to any 2013 bonus payment, even if the performance targets that would have applied to you are met for that year.

Note that this is a discretionary plan and all payouts are subject to approval by the Board of Directors. We reserve the right to modify or terminate this bonus plan at any time for any reason, with or without prior notice.

Here’s what your bonus will be based on.

All bonus calculations will be based on performance against three things:

•                       Bookings — which determines 25% of your bonus potential,

•                       Revenue — which determines 25% of your bonus potential, and

•                       EBITDA — which determines 50% of your bonus potential.

Here’s what we’re measuring:

•                       2U Targets are the 2013 budgeted Bookings, Revenue and EBITDA numbers for the whole company as approved by the Board of Directors (which may be changed if they think necessary).

•                       Program Targets are the 2013 budgeted Bookings, Revenue and EBITDA numbers for each Program as approved by the Board of Directors (which may be changed if they think necessary).

•                  There is one exception — because the Simmons Nursing Program is going to have only one cohort this year rather than the two cohorts we budgeted, the Simmons Nursing Program targets will be based on the 1+11 forecast.

•                  And, while we will measure performance for GU Nursing and Simmons Nursing separately against their respective Program targets, bonus-eligible employees in our Nursing vertical will be paid75% on GU results and 25% on Simmons results.

The specific targets for Bookings, Revenue and EBITDA will depend on your bonus track.

•                       If you are in the Matrix, 75% of your bonus will be based on 2U targets and 25% will be based on Program targets. Programs with targets will be all Programs budgeted to be launched — so with students in classes and generating revenue - before or during 2013. The performance of each of these programs will be weighted equally in the calculation of your bonus.

•                       If you are in a Program or mix of Programs, 75% of your bonus will be based on your Program’s targets and 25% will be based on 2U targets.

Here’s how much you could earn.

You have a personal bonus target that is stated as a percent of your salary. That percentage multiplied by the base pay you actually earn during 2013 will determine your base bonus potential.

And here’s how your bonus is calculated.

Hitting all financial targets earns you 80% of your bonus. If those financial targets are not hit, or your personal performance is below standard, your bonus could be paid out at a lesser amount or not paid out at all. If those financial targets are exceeded, you could be paid out up to 120% of your base bonus potential.

Your bonus moves up or down at various levels of financial performance based on a sliding scale. In prior years, we used the same scale for each program, meaning that larger programs had wide bands for each 5% change in earned bonus while smaller programs had narrow bands. Now that we have programs at such different stages of development, “one size fits all” really doesn’t work anymore. So to create fair and reasonable scales for everyone, we’ve established a scale for the Matrix and grouped Programs together by level of maturity (for revenue and bookings) and level of profitability (for EBITDA).

Here are the scales:

2U
Bonus decreases 5% for every:
- 1.25% change in revenue
- .94% change in bookings
- .62% change in EBITDA

Bonus increases 5% for every:
+1.25% change in revenue
+ .94% change in bookings
+ 1.24% change in EBITDA

MAT
Bonus decreases 5% for every:
- 1.25% change in revenue
- .94% change in Bookings
- 1.25% change in EBITDA

Bonus increases 5% for every:
+ 1.25% change in revenue
+.94% change in Bookings
+ 2.5% change in EBITDA

MSW & MBA
Bonus decreases 5% for every:
- 1.25% change in revenue
- .94% change in Bookings
- .62% change in EBITDA

Bonus increases 5% for every:
+ 1.25% change in revenue
+.94% change in Bookings
+ 1.24% change in EBITDA

MSN
Bonus decreases 5% for every:
- 1.25% change in revenue
- .94% change in Bookings

- 1.56% change in EBITDA

Bonus increases 5% for every:
+ 1.25% change in revenue
+.94% change in Bookings
+ 3.12% change in EBITDA

LLM, MPH, IR
Bonus decreases 5% for every:
- 1.55% change in revenue
- 1.25% change in bookings
- .94% change in EBITDA

Bonus increases 5% for every:
+1.55% change in revenue
+1.25% change in bookings
+ 1.88% change in EBITDA

MPA
Bonus decreases 5% for every:
- 1.55% change in revenue
- 1.25% change in bookings
- .62% change in EBITDA

Bonus increases 5% for every:
+1.55% change in revenue
+1.25% change in bookings
+1.24% change in EBITDA

Simmons
Bonus decreases 5% for every:
- 1.55% change in revenue
- 1.25% change in bookings
- 1.25% change in EBITDA

Bonus increases 5% for every:
+1.55% change in revenue
+1.25% change in bookings
+2.5% change in EBITDA

Semester Online
Bonus decreases 5% for every:
- 1.55% change in bookings & revenue
- .62% change in EBITDA

Bonus increases 5% for every:
+ 1.55% change in bookings & revenue
+ 1.24% change in EBITDA

Personal Performance

If in your annual review, your performance is rated as below standard, your bonus, as calculated under this plan, may be reduced by up to 50%.

Taking Your Bonus

Except as otherwise required by law, no bonus is payable unless the employee is actively employed on a continuous basis with 2U, Inc. through the date on which the bonus amount is paid.

Small Print

Your employment by 2U is at-will and is for no definite duration. Nothing in this bonus plan, or any other 2U policy or practice, in any way creates an express or implied contract of employment. Nothing in this bonus plan, or any other 2U policy or practice, in any way creates a guarantee of any benefit or bonus payments other than as provided by law.

It is within our sole discretion to determine eligibility for bonuses and the amount of any bonuses provided under the bonus plan, including but not limited to the calculation of bonuses or amount upon which the bonus plan, or any portion thereof, is or could be based. We may modify the manner, accounting practice and method of calculating these amounts. Further, you may forfeit the entire amount of your bonus should you be found to have violated any federal, state or local statute or accreditation standard in the performance of your duties.

2U may review this bonus plan from time to time and may modify it or terminate it within our sole discretion at any time and for any reason. 2U will try to give you reasonable advance notice of any changes, but that may not be possible in all instances, and 2U is not otherwise obligated to do so. Any modifications, changes or enhancements to this or any other bonus plan must be approved in writing and be signed by 2U’s CEO and/or COO/CFO; no oral modifications are authorized or valid.

If you have any questions concerning your bonus plan, please contact 2U’s Human Resources.

Yours,

/s/ Cathy Graham
Cathy Graham
Chief Financial Officer

Acknowledgment

I,                                                       , have read the 2U 2013 Bonus Plan and fully understand it. I understand that nothing in this bonus plan, or in any other 2U plan, policy or practice, in any way creates an express or implied contract of employment; or creates a guarantee of any benefit or bonus payment except as provided by law. I agree that my employment with 2U is at-will and for no definite duration, and that either I or 2U may terminate my employment at any time, with or without cause.

I further acknowledge that 2U may review this bonus plan from time to time and may modify it or terminate it within its sole discretion at any time for any reason, with or without prior notice.

I further acknowledge that if my employment with 2U, Inc. terminates for any reason prior to the applicable bonus payment vesting dates, I will not be eligible to receive any 2013 bonus amount otherwise payable on such payment vesting date, unless otherwise required by law.

Employee

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